UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Tidal Trust IV

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(Exact name of registrant as specified in its charter)

Delaware

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(State of incorporation or organization)

See List Below

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(I.R.S. Employer Identification Number)

234 West Florida Street, Suite 700, Milwaukee, Wisconsin 53204
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(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
VegaShares AI Energy ETF	Cboe BZX Exchange, Inc.
VegaShares Multilayer Ceramic Capacitors ETF	Cboe BZX Exchange, Inc.
VegaShares Printed Circuit Boards ETF	Cboe BZX Exchange, Inc.
VegaShares Automated Test Equipment ETF	Cboe BZX Exchange, Inc.
VegaShares Edge AI ETF	Cboe BZX Exchange, Inc.
VegaShares Semiconductor Materials ETF	Cboe BZX Exchange, Inc.
VegaShares Silicon Wafers ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-285633

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 61 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-285633 and 811-24061), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-020615) on September 16, 2026, which is incorporated herein by reference.

The Trust currently consists of 47 registered series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
VegaShares AI Energy ETF	42-4086427
VegaShares Multilayer Ceramic Capacitors ETF	42-4165917
VegaShares Printed Circuit Boards ETF	42-4189221
VegaShares Automated Test Equipment ETF	42-4114170
VegaShares Edge AI ETF	42-4140234
VegaShares Semiconductor Materials ETF	42-4249820
VegaShares Silicon Wafers ETF	42-4220822

Item 2.     Exhibits

A.	Certificate of Trust dated June 8, 2023, as filed with the state of Delaware on June 8, 2023, for Tidal Trust IV (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.
B.	Certificate of Amendment to Certificate of Trust dated September 25, 2023, as filed with the state of Delaware on September 25, 2023, for the Registrant is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.
C.	Registrant’s Declaration of Trust, adopted as of August 1, 2024, is incorporated herein by reference to Exhibit (a)(iii) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.
D.	Registrant’s By-Laws, effective as of August 1, 2024, are incorporated herein by reference to Exhibit (b) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on March 7, 2025.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Tidal Trust IV

September 16, 2026

By: /s/ Eric W. Falkeis

Name: Eric W. Falkeis

Title: President